Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Penn Virginia Resource Partners, L.P. (the "Partnership") on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, A. James Dearlove, Chief Executive Officer of the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

August 8, 2003	/s/ A. James Dearlove

A. James Dearlove
Chief Executive Officer

    This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.  A signed original of this written statement required by Section 906 has been provided to Penn Virginia Resource Partners, L.P. and will be retained by Penn Virginia Resource Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.